Exhibit 99.1

Company Contact:	David Weinberg
Chief Operating Officer
John Vandemore
Chief Financial Officer
SKECHERS USA, Inc.
(310) 318-3100

Press:	Jennifer Clay
Vice President, Corporate Communications
SKECHERS USA, Inc.
(310) 318-3100

Investor Relations:	Andrew Greenebaum
Addo Investor Relations
(310) 829-5400

Skechers Provides Business Update on Impact of COVID-19

MANHATTAN BEACH, Calif.—March 18, 2020— SKECHERS USA, Inc. (NYSE:SKX) today announced that it is temporarily closing its company-owned Skechers retail stores in North America and select European markets through March 28, 2020 and is withdrawing its first quarter 2020 guidance due to the continuing impact of the COVID-19 outbreak and the resulting uncertainty of the global retail landscape.

The temporary closure of company-owned Skechers in North America follows the earlier closures of company-owned and third-party owned stores in several severely impacted international regions.

“Given the rapidly evolving coronavirus crisis and the importance of social distancing in curbing the spread of the virus, we believe the closure of our stores is the appropriate decision for the safety of our employees, our valued shoppers, and the public at large,” said David Weinberg, chief operating officer. “We are monitoring our business and the impact of the virus in all countries and will continue to close stores as we feel needed.”

“When we provided first quarter guidance during our fourth quarter earnings call on February 6, 2020, we stated that our estimates could materially change if the situation worsened,” began John Vandemore, chief financial officer of Skechers. “With the outbreak spreading more broadly across the globe, it is apparent that the situation has deteriorated considerably. As a result, we have decided to withdraw our guidance as we are unable to reliably quantify the impact of the COVID-19 outbreak on our future financial results. We plan to provide more information during our first quarter earnings call.”

Mr. Vandemore continued: “While the full impact and duration of the COVID-19 outbreak is unknown, we believe the strength of our brand, and our solid balance sheet, will enable us to weather this disruption. In the meantime, we are focused on the health and safety of our employees, partners and customers during this uncertain time.”

About SKECHERS USA, Inc.

Based in Manhattan Beach, California, Skechers designs, develops and markets a diverse range of lifestyle footwear for men, women and children, as well as performance footwear for men and women. Skechers footwear is available in the United States and over 170 countries and territories worldwide via department and specialty stores, more than 3,550 Skechers Company-owned and third-party-owned retail stores, and the Company’s e-commerce websites. The Company manages its international business through a network of global distributors, joint venture partners in Asia, Israel and Mexico, and wholly-owned subsidiaries in Canada, Japan, India, and throughout Europe and Latin America. For more information, please visit about.skechers.com and follow us on Facebook, Instagram, and Twitter.

Reference in this press release to “Sales” refers to Skechers’ net sales reported under generally accepted accounting principles in the United States. This announcement also contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, Skechers’ future domestic and international growth, financial results and operations including expected net sales and earnings, its development of new products, future demand for its products, its planned domestic and international expansion, opening of new stores and additional expenditures, and advertising and marketing initiatives. Forward-looking statements can be identified by the use of forward-looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include international economic, political and market conditions including the challenging consumer retail markets in the United States; the disruption of business and operations due to the coronavirus; sustaining, managing and forecasting costs and proper inventory levels; losing any significant customers; decreased demand by industry retailers and cancellation of order commitments due to the lack of popularity of particular designs and/or categories of products; maintaining brand image and intense competition among sellers of footwear for consumers, especially in the highly competitive performance footwear market; anticipating, identifying, interpreting or forecasting changes in fashion trends, consumer demand for the products and the various market factors described above; sales levels during the spring, back-to-school and holiday selling seasons; and other factors referenced or incorporated by reference in Skechers’ annual report on Form 10-K for the year ended December 31, 2019. The risks included here are not exhaustive. Skechers operates in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

2